Exhibit 1.01
LOGITECH INTERNATIONAL S.A.
CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD FROM JANUARY 1 TO DECEMBER 31, 2024

SECTION ONE: INTRODUCTION
This report for the calendar year ended December 31, 2024 is prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). In this Conflict Minerals Report (“CMR”), references to “Logitech,” the “Company,” “we,” “us” or “our” refer to Logitech International S.A. and its majority-owned subsidiaries.
The Rule imposes certain obligations on Securities and Exchange Commission (“SEC”) registrants whose products contain conflict minerals that are necessary to the functionality or production of their products (referred to as “conflict minerals”). Logitech manufactures or contracts to manufacture products that may contain tantalum, tin, tungsten, and gold (“3TG”) that are necessary to the functionality or production of the products. Accordingly, the Company has undertaken the measures described in this CMR to trace the origin of these minerals and whether they may have been sourced from the Covered Countries. The Covered Countries for purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.
Statements in this CMR are based on our due diligence activities performed to date in good faith and are based on information available as of March 25, 2025, unless otherwise indicated. Factors that could affect the accuracy of these statements include, but are not limited to, implementation of compliance measures by our direct and indirect suppliers, incomplete supplier data, availability of smelter and refiner (collectively referred to as “Smelters” in this CMR) data, errors or omissions by suppliers or Smelters, ongoing certification of Smelters, continued guidance or amendments to the Rule, and other factors. Additionally, this CMR contains forward-looking statements reflecting the efforts we strive to achieve in the future as we continue to improve our responsible sourcing program. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. For more information, see Forward-Looking Statements below.
Company Overview
Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International (“Logitech” or the “Company”) is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Logitech’s website address is www.logitech.com.
Logitech designs software-enabled hardware solutions that help businesses thrive and bring people together when working, creating and gaming. As the point of connection between people and the digital world, our mission is to extend human potential in work and play, in a way that is good for people and the planet. We sell the vast majority of our products under the Logitech and Logitech G brand names.
Our diverse, innovative portfolio includes: Gaming, Keyboards & Combos, Pointing Devices, Video Collaboration, Webcams, Tablet Accessories, and Headsets.

SECTION TWO: DESCRIPTION OF PRODUCTS COVERED BY THIS REPORT
Conflict minerals in the form of the 3TG were necessary to the functionality or production of the following categories of products that we manufactured or contracted to have manufactured for us during 2024:
●Gaming: Gaming mice, steering wheels, headsets, keyboards, and microphones
●Keyboards & Combos: Corded and cordless keyboards and combos (keyboard-and-mouse combinations)
●Pointing Devices: Mice

●Video Collaboration (VC): Conference room cameras
●Webcams: PC-based webcams including streaming cameras and VC webcams
●Tablet Accessories: Tablet Keyboards and digital pen for iPad
●Headsets: PC and VC headsets, in-ear headphones, and premium wireless earbuds
●Other: mobile speakers and PC speakers
These products are more fully described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, which can be accessed on our website at: https://ir.logitech.com/financial-info/sec-filings/ or on the SEC’s website at http://www.sec.gov.

SECTION THREE: REASONABLE COUNTRY OF ORIGIN INQUIRY
For the reporting period from January 1, 2024 to December 31, 2024 (“Reporting Period”), Logitech conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the conflict minerals necessary to the functionality or production of the products (“Necessary Conflict Minerals”) that we manufactured or contracted to manufacture originated in the Covered Countries. To make this determination, we engaged with our direct suppliers of materials, parts, components or products potentially containing 3TG (“In-Scope Suppliers”) to identify the Smelters of the Necessary Conflict Minerals.
Our RCOI included the following steps:
●From a total of 447 suppliers, 255 out of 447 were identified as In-Scope Suppliers who may contribute Necessary Conflict Minerals to our products. During the Reporting Period, we continued to refine the list of In-Scope Suppliers and removed those which did not use 3TG or were no longer in Logitech’s supply chain.
●We surveyed our In-Scope Suppliers using the current version of the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template Revision 6.4 (“CMRT” or “Template”), which includes questions about the location or mine of origin. In-Scope Suppliers are obligated to make similar efforts to survey their supply chain using CMRT and report the facilities and location or mine of origin for 3TG. Given our position in the supply chain and the fact that Logitech does not directly purchase raw materials, we are several tiers away from the Smelters and country of origin for the 3TG used in our products. We therefore rely on our first-tier suppliers to provide information and we carry out due diligence activities to check and verify the accuracy of information provided by those suppliers.
●We reviewed the information provided by the In-Scope Suppliers with respect to a number of evaluation criteria to assess the adequacy of the information provided and determine the potential for sourcing from the Covered Countries. The reviewing criteria included but was not limited to:
○Mandatory fields of the CMRT report were complete and accurate;
○No contradictory information in the CMRT report;
○The Smelters information was consistent with the Facility database available to RMI members; and
○Verification of supplier 3TG reported usage against Bill of Materials by applying established criteria and knowledge of where 3TG materials are utilized at component/part and product levels.
●We followed up with In-Scope Suppliers where necessary to clarify the information they provided or to seek additional information as part of our due diligence efforts.
●We implemented regular review and consolidation of all supplier responses. If any supplier did not provide timely and accurate information, an escalation process was engaged to address non-responders and obtain required information.
●We documented country of origin information of facilities which were identified by In-Scope Suppliers from multiple resources, including the independent third-party audit programs (e.g., RMI RCOI data), and an independent external expert consultant assessment.

Our RCOI executive outcomes:
We sought and obtained a 100% response rate from In-Scope Suppliers. In-Scope Suppliers’ responses and RMI RCOI data indicated that some of the Smelters used in our supply chain may obtain 3TG from the Covered Countries. Other In-Scope Suppliers are using 3TG sources from outside the Covered Countries, recycled or scrap 3TG. Accordingly, we conducted due diligence to determine the source of 3TG metals and have prepared this Conflict Minerals Report.

Table 1. RCOI response of Logitech

In-Scope Suppliers #	255
Response Ratio	100%

SECTION FOUR: DUE DILIGENCE MEASURES
We conducted due diligence on the source and chain of custody of the 3TG that are necessary to the functionality or production of our products to ascertain whether these conflict minerals originated in the Covered Countries and directly or indirectly financed or benefited armed groups (as such term is defined by the SEC in Form SD) in any of these countries.
Design of Our Due Diligence Measures
Our conflict minerals due diligence measures are aligned with the requirements of the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”), as applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. We designed our due diligence measures to:
1.Establish strong company management systems for conflict minerals supply chain due diligence;
2.Identify and assess conflict minerals risks in our supply chain;
3.Design and implement strategies to respond to conflict minerals risks identified;
4.Contribute to independent third-party audits of the due diligence practices of conflict minerals Smelters by participating in industry organizations; and
5.Report on our conflict minerals supply chain due diligence activities annually.
Due Diligence Measures Performed
As a purchaser, Logitech is many tiers removed from the mining of 3TG; Logitech does not purchase raw ore or unrefined conflict minerals, and does not directly purchase from the Covered Countries. The Smelters are consolidating points for raw ore and are best-positioned to determine and know the origin of the ores. For downstream users like Logitech, it is not possible to determine the origin of 3TG without information from suppliers and Smelters.
We are a member of the Responsible Minerals Initiative (“RMI”), an initiative of the Responsible Business Alliance. As a member of the RMI, we leverage the due diligence conducted on Smelters by the RMI’s Responsible Minerals Assurance Process (the “RMAP”). The RMAP uses independent private sector auditors to audit Smelters who agree to participate, including their 3TG chain of custody and the mines of origin. Smelters are deemed to be conformant with RMAP when the independent auditor has taken a risk-based approach to validate Smelters’ company level management processes for responsible mineral procurement. RMAP Assessments are valid for a period of either one or three years, depending on a number of factors.
Our due diligence measures included the following activities:
1.We utilized our existing experienced internal team to implement Logitech’s Responsible Sourcing of Minerals Program again in 2024. The team includes representatives from the following functions: Sustainability, Global Sourcing, Legal, Investor Relations, and Finance.

2.We reviewed and updated our Responsible Sourcing of Minerals Policy in 2024 and continue to make it available at: https://www.logitech.com/content/dam/logitech/en/sustainability/pdf/resources/responsible-sourcing-minerals-policy-may-2024.pdf
3.We established requirements and continued to incorporate these requirements into our standard supplier contracts to define Logitech’s expectations of suppliers regarding sourcing of conflict minerals and reporting of information to Logitech. In addition, the Sustainability team and the Sourcing team quarterly review the new suppliers in order to ensure that they are enrolled in the Logitech’s Responsible Sourcing of Minerals Program.
4.We compared the Smelters identified by relevant In-Scope Suppliers through the supply chain survey against the list of facilities that are conformant to a responsible mineral sourcing validation program or undergoing an assessment such as the RMAP Conformant Smelters & Refiners list, the London Bullion Market Association (the “LBMA”) Good Delivery List, and the Responsible Jewellery Council (the “RJC”) Chain-of-Custody Certification Program.
5.We defined a risk management plan for the relevant In-Scope Suppliers that present a potential conflict minerals risk. In the Reporting Period, we continued to engage with a number of In-Scope Suppliers by conducting training and having discussions focusing on Logitech due diligence and 3TG reporting requirements. In addition, we requested those In-Scope Suppliers, who reported Smelters not yet participating in an independent third-party audit program, to provide a smelter action plan (SAP) to reach 100% participation by either removing those Smelters from their supply chain or encouraging Smelters to participate in independent third-party audit programs. We also monitored their SAP progress monthly.
6.Any adjustments to sourcing during the reporting year are incorporated into the RCOI (Reasonable Country of Origin Inquiry) scope, and we provide ongoing training to new suppliers to enhance their due diligence capabilities for responsible sourcing of 3TG.
7.As of March 25, 2025, we removed 43 Smelters from our supply chain that were not conforming to the Logitech Responsible Sourcing of Minerals Policy or were erroneously or unintentionally reported in 2024 by In-Scope Suppliers but were actually not in our supply chain.
8.We supported the RMI Responsible Minerals Assurance Process, and required relevant In-Scope Suppliers in the Logitech supply chain to encourage the facilities in their supply chain to participate in the RMAP. As a RMI member, we also support the refinement and expansion of the RMAP Conformant Smelters & Refiners list of participating Smelters through its membership in the RMI, as well as the smelter engagement efforts in the RMI working group.
9.We continue to take a proactive approach by directly engaging with certain Smelters that may be at risk of non-conformance to ensure their consistent participation in the RMAP program.
10.To the extent reasonably possible, we also verified the mine sources information reported by In-Scope Suppliers relying on different resources, e.g., contacting Smelters directly, reviewing publicly available information, and utilizing RMI resources. We also utilized an independent external expert consultant to provide an assessment of Smelters disclosed by our In-Scope Suppliers, to conduct Smelter RCOI, verify data and identify risks in Smelters that have not yet undergone the RMAP or that have lost their RMAP conformant status.

SECTION FIVE: DUE DILIGENCE RESULTS
Smelters Due Diligence Results
Our supplier survey data revealed a total of 282 Smelters as potential sources of 3TG in the supply chain. Of these 282 potential Smelters, 43 Smelters were removed from our supply chain (see above). Accordingly, 239 operational Smelter facilities were identified as potential sources of 3TG in our supply chain.
Upon further verification of the certified status of the 239 Smelters, 233 of these entities were confirmed to be conformant to a responsible mineral sourcing validation program (i.e. the RMAP Conformant Smelters & Refiners list, the LBMA Good Delivery List, or the RJC Chain-of-Custody Certification Program). According to the RMAP Active Smelters & Refiners list, another two Smelters are undergoing the RMAP assessment (referred to as “Active” in the table below). Following an independent external expert assessment and Reasonable Country of Origin Inquiry (RCOI) scoping, we identified three of these Smelters for which no evidence suggests they are sourcing 3TG from the Covered Countries. Therefore, the total number of smelters identified as “Conformant”, “Active” or not sourcing from the Covered Countries amounts to 238, representing 99.6% of the Smelters. The RMI status of one remaining Smelter was updated to “Non Conformant” on January 31, 2025, only after the conclusion of the Reporting Period. In response, we issued a notification to these In-Scope Suppliers who reported this Smelter to either remove it from their supply chain or immediately implement a smelter action plan (SAP). We are actively monitoring the implementation of these corrective measures and the ongoing status of this Smelter.
Table 2 below illustrates our progress with Smelters status compared to reporting year 2024.
Table 2: Progress in Smelters’ Status

	2023		2024
	Number	% of Total	Number	% of Total
Total	234	100%	239	100%
Smelters listed as “Conformant” by 3rd party audit program	230	98.3%	233	97.5%
Smelters listed as “Active” by 3rd party program	4	1.7%	2	0.8%
Smelters confirmed by an independent 3rd party to not be sourcing from the Covered Countries	0	0.0%	3	1.3%
Total Smelters that are conformant, active, or not sourcing from the Covered Countries	234	100%	238	99.6%

Table 3 further illustrates our results for each 3TG metal by setting forth the number and percentage of Smelters’ facilities that were either participating in a third-party validation program or confirmed by an independent external expert consultant to not be sourcing from the Covered Countries as of March 25, 2025.

Table 3: 2024 Smelters Participating in Third-Party Audit Programs or confirmed by an independent External Expert Consultant to not be sourcing from the Covered Countries, by Metal

Metal	Smelters participating in third party audit programs or confirmed by an independent external expert consultant to not sourcing from the Covered Countries
Tantalum	34 of 34 (100%)
Tin	73 of 73 (100%)
Tungsten	36 of 36 (100%)
Gold	95 of 96 (99.0%)

As result of our due diligence activities summarized above, we determined the following as of March 25, 2025:
●238 of 239 (99.6%) Smelters identified by our In-Scope Suppliers are either conformant to a third-party responsible minerals sourcing audit program, have begun participating in such a program for the Reporting Period, or have been confirmed by an independent external expert consultant to not be sourcing from the Covered Countries, for the Reporting Period.
●The remaining Smelter has been deemed non-compliant by Logitech as it ceased participation in a third-party audit on January 31, 2025. Subsequently, we have obtained the Smelter Action Plan (SAP) and the suppliers’ commitment to a removal plan from our supply chain. Throughout the reporting year 2025, we will continue monitoring the implementation of their SAP and ensuring compliance within our supply chain.
Appendix A provides the complete list by metal, smelter name and location country of the 239 Smelters identified in Logitech’s supply chain which processed 3TG during the Reporting Period. Based on the information provided by Logitech’s suppliers,

Smelters, as well as from third-party audit programs, Logitech believes that the 3TG contained in its products originated from the countries listed in Appendix B, as well as from recycled and scrap sources.
Efforts to Determine the Conflict Minerals’ Mine or Location of Origin
Through our participation in RMI, the OECD implementation programs, and requesting our suppliers to complete the CMRT, we have determined that seeking information about 3TG Smelters in our supply chain represents the most reasonable effort we can make to determine the mine or location of origin of the 3TG in our supply chain, as outlined in Section Four above (“Due Diligence Measures”).

SECTION SIX: STEPS TO BE TAKEN TO MITIGATE RISK
Logitech currently intends to undertake the following steps, during the next compliance period, with the intention of further mitigating risks associated with supply chain sourcing and conflict minerals:
●Continue our training, auditing, engagement and other due diligence activities with suppliers to:
○Retain the same approach in existing suppliers through due diligence management
○Early engagement with new suppliers to address 3TG sourcing with a consistent approach;
○Strengthen internal partnerships to identify raw material risk at an early product development stage;
○Require all In-Scope Suppliers understand and fully comply with our established Responsible Sourcing of Minerals Policy and associated requirements;
○Maintain oversight of our supply chain and identify the source of any 3TG;
○Request action from our direct suppliers to have the Smelters that were removed from the RMAP Conformant list to either re-apply and re-obtain their “Conformant” status or remove them from the supply chain;
○Confirm the status of identified Smelters through independent Responsible Minerals Smelter validation programs; and
○Encourage Smelters to participate in third-party audit programs such as the RMI Responsible Minerals Assurance Process or equivalent programs.
●Continue our outreach and engagement with Smelters to ensure their on-going participation:
○Encourage non-conformant smelters in the RMAP program, to achieve conformity or be removed from the supply chain;
○Take a proactive approach by directly engaging with specific smelters escalated by RMI to ensure their consistent participation in the RMAP program.
●Continue to be a member of the RMI, and take the following actions:
○Encourage further adoption and improvement of relevant good practices, programs, tools and standards;
○Contribute to participating in relevant RMI working groups, actively engage with smelters at risk of being removed from the certified list, address their actions, and provide feedback to RMI.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements within the meaning of the federal securities laws including statements related to our business, products and conflict minerals efforts, design of our due diligence measures and related goals, our list of sourcing countries, and steps we intend to take in the future to mitigate the risk that the conflict minerals used in our products directly or indirectly finance or benefit armed groups in the Covered Countries. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements also include, among others, those statements including the words "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "should," "will" and similar language. These statements reflect our views and assumptions as of the date of this Report. All forward-looking statements involve risks and uncertainties that could cause our actual performance to differ materially from those anticipated in the forward-looking statements depending on a variety of factors, including implementation of compliance measures by our direct and indirect suppliers, incomplete supplier data, availability of Smelter data, errors or omissions by suppliers or Smelters, ongoing certification of Smelters, failure to carry out our plans in a timely manner or at all; lack of cooperation by our suppliers, their respective suppliers and smelters; uncertainties introduced to our supply chain by acquisitions; internal and external resource constraints; political developments in the Covered

Countries and regulatory developments in the United States, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Appendix A

Identified Smelters in Logitech’s Supply Chain for Reporting Year 2024

This list presents consolidated information compiled from the CMRT forms provided by our In-Scope Suppliers, and the Smelter names and location as reported by the RMI as of March 25, 2025.

Metal	Smelter Name	Smelter Location Country
Tantalum	AMG Brasil	Brazil
Tantalum	D Block Metals, LLC	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States of America
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	PowerX Ltd.	Rwanda
Tantalum	QuantumClean	United States of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States of America
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	CV Ayi Jaya	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	DS Myanmar	Myanmar
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Mining Minerals Resources SARL	Democratic Republic of the Congo
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia

Tin	PT REFINED BANGKA TIN	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur (SIM)	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Super Ligas	Brazil
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan
Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States of America
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Woodcross Smelting Company Limited	Uganda
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kenee Mining Corporation Vietnam	Vietnam
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province of China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Vietnam

Tungsten	Niagara Refining LLC	United States of America
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Advanced Chemical Company	United States of America
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Ronnskar	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Coimpa Industrial LTDA	Brazil
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Elite Industech Co., Ltd.	Taiwan, Province of China
Gold	GG Refinery Ltd.	Tanzania, United Republic of
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Impala Refineries – Platinum Metals Refinery (PMR)	South Africa
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan

Gold	Jiangxi Copper Co., Ltd.	China
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	L'Orfebre S.A.	Andorra
Gold	LS MnM Inc.	Korea, Republic of
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic of
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	Safina a.s.	Czechia
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong gold smelting Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic of

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	WEEEREFINING	France
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Appendix B

List of Sourcing Countries

Potential Countries of Origin for Conflict Minerals associated with the Smelters listed in Appendix A.
(Based on RMI Conformant Smelter Source Information data, as of March 28, 2025.)

Argentina	Egypt	Madagascar	Senegal
Australia	Eswatini	Malaysia	Sierra Leone
Austria	Ethiopia	Mali	Slomon Islands
Azerbaijan	Fiji	Mauritania	Slovakia
Belgium	Finland	Mexico	South Africa
Benin	France	Mongolia	South Korea
Bolivia (Plurinational State of)	French Guiana	Morocco	Spain
Bosnia and Herzegovina	Georgia	Mozambique	Sudan
Botswana	Germany	Myanmar	Suriname
Brazil	Ghana	Namibia	Sweden
Bulgaria	Greece	New Zealand	Tajikistan
Burkina Faso	Guinea	Nicaragua	Tanzania*
Burundi*	Guyana	Niger	Thailand
Cambodia	Honduras	Nigeria	Turkey
Canada	Indonesia	Panama	Uganda*
Chile	Italy	Papua New Guinea	United Kingdom
China	Japan	Peru	United States of America
Colombia	Kazakhstan	Philippines	Uzbekistan
Democratic Republic of the Congo*	Kenya	Portugal	Vietnam
Côte d'Ivoire	Kyrgyzstan	Russian Federation**	Zambia*
Dominican Republic	Laos	Rwanda*	Zimbabwe
Ecuador	Liberia	Saudi Arabia

* Covered Countries.
** The Russian Federation is not a Covered Country for purposes of Rule 13p-1 under the Securities Exchange Act of 1934 following which this Report is prepared. Logitech does not source directly from the Russian Federation and is in compliance with international sanctions related to the Russian Federation.